Exhibit 10.3

SECOND AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of November 13, 2012, is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).

RECITALS

A. The Seller and the Buyers are parties to an Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 as amended by a First Amendment to Amended and Restated Master Purchase Agreement dated as of August 1, 2012 (the “Repurchase Agreement”),

B. The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The Repurchase Agreement is hereby amended as follows:

2.1 Definitions. Section 1.2 of the Repurchase Agreement is hereby amended as follows:

(a) The definition of “Settlement Account”’ is amended and restated in its entirety as follows:

“Settlement Account” means the Seller’s non-interest bearing demand deposit account number 1047-5623-4357 maintained with U.S. Bank, to be used for (a) the Agent’s and the Buyers’ deposits of Purchase Price payments for Purchased Loans (b) any principal payments received by the Agent or the Custodian (other than regular principal and interest payments) on any Purchased Loans; (c) the Agent’s deposit of Repurchase Price payments received from the Seller or from an Approved Investor for the Seller’s account for distribution to the Buyers, (d) proceeds of the sale of any MBS deposited pursuant to the Securities Custody Agreement, and (e) only if and when (i) no Default has occurred unless it has been either cured by the Seller or waived in writing by the Agent (acting with the requisite consent of the Buyers as provided in this Agreement) and (ii) no Event of Default has occurred unless the Agent has declared in writing that it has been cured or waived, transfer to the Operating Account of proceeds of sales or other dispositions of Purchased Loans to an Approved Investor in excess (if any) of the Repurchase Price of such Purchased Loan. The Settlement Account is (and shall continuously constitute) collateral for the Obligations. The Settlement Account shall be subject to setoff by the Agent for Pro Rata distribution to the Buyers. The Settlement Account shall be a blocked account from which the Seller shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Agent (acting with the requisite consent of the Buyers as provided herein), although under the circumstances described in clause (e) of the preceding sentence and subject to the conditions specified in that clause, the Agent shall use diligent and reasonable efforts to cause amounts in excess of the applicable Repurchase Prices that are deposited to the Settlement Account (i) before 2:00 p.m. on a Business Day to be transferred to the Operating Account on that same Business Day or on the Business Day thereafter when the Agent next determines the Buyers’ Pro Rata shares of such Purchase Price payment amounts or Repurchase Prices received and (ii) after 2:00 p.m. on a Business Day to be transferred to the Operating Account on the Business Day thereafter when the Agent next determines the Buyers’ Pro Rata shares of such Purchase Price payment amounts or Repurchase Prices received.

(b) The following new definitions are added in the proper alphabetical order:

“Securities Custody Agreement” means the Custody and Control Agreement dated as of November 13, 2012, among the Agent, the Seller, and U.S. Bank, as custodian, as amended, restated, supplemented, or otherwise modified from time to time.

“Trade Settlement Account” means the Account, as defined in the Securities Custody Agreement.

2.2 Transaction Sublimits. Section 4.2(d) of the Repurchase Agreement is amended and restated in its entirety as follows:

(d) The Purchase Value for any Purchased Loan hereunder shall not be more than (i) One Million Five Hundred Thousand Dollars ($1,500,000) for any Purchased Loan that is a Jumbo Mortgage Loan and (ii) One Million Dollars ($1,000,000) for any other Purchased Loan.

2.3 Security Interest. Section 10.1(c) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

(c) Settlement Account, Operating Account, and other accounts. The Settlement Account, the Operating Account, the Funding Account, the Income Account, the Escrow Account, the Trade Settlement Account and all cash and all securities and other property from time to time on deposit in each such account;

Section 3. Representations, Warranties, Authority, No Adverse Claim.

3.1 Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.

3.2 Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.

3.3 No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.

Section 4. Conditions Precedent. The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:

4.1 The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:

(a) this Amendment duly executed by the Seller, the Agent, and the Buyers;

(b) a Custody and Control Agreement in the form provided by the Agent, duly executed by the Agent, the Seller, and U.S. Bank as custodian;

(c) a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on August 5, 2008; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment, and the other documents and agreements executed and delivered in connection herewith; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and

(d) such other documents as the Agent reasonably requests.

4.2 The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.

Section 5. Miscellaneous.

5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.3 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.

5.4 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.

5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.8 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

NVR MORTGAGE FINANCE, INC., as Seller

By:	/s/ Robert Henley
Name:	Robert Henley
Title:	President

S-1

[Second Amendment to Amended and Restated Master Repurchase Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Buyer

By:	/s/ Kathleen Connor
Name:	Kathleen Connor
Title:	Vice President

S-2

[Second Amendment to Amended and Restated Master Repurchase Agreement]